UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2016

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) approved the following forms under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”): (i) performance-based cash-settled restricted stock unit agreement and (ii) 2016 performance unit agreement, which forms are attached as Exhibit 10.1 and Exhibit 10.2, respectively. The terms of each award are determined by the Committee in its sole discretion and will be set forth in an individual’s award agreement on the attached forms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Form of Cash-Settled Restricted Stock Unit Agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”) (Performance-Based)

10.2	Form of 2016 Performance Unit Agreement under the 2008 Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Date: March 4, 2016

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Form of Cash-Settled Restricted Stock Unit Agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”) (Performance-Based)

10.2	Form of 2016 Performance Unit Agreement under the 2008 Plan

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